UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2014

HERITAGE-CRYSTAL CLEAN, INC.
(Exact name of registrant as specified in its charter)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

On April 30, 2014, Heritage-Crystal Clean, Inc. (the “Company”) held its 2014 Annual Meeting of Shareholders (the “Annual Meeting”), pursuant to notice duly given.  The proposal to ratify the appointment of Grant Thornton LLP was a routine matter and, therefore, there were no broker non-votes relating to that matter. The results of the voting for each of these proposals were as follows:

1. Election of Directors.

Election of Class III Directors	For	Withheld	Broker Non-Votes
Bruce Bruckmann	14,632,609	568,010	1,240,675
Carmine Falcone	13,475,086	1,725,533	1,240,675
Robert W. Willmschen, Jr.	14,907,116	293,503	1,240,675

Each director nominee was duly elected to serve until the Annual Meeting of Stockholders in 2017 or until the director's successor has been duly elected and qualified, or until the earlier of the director's death, resignation or retirement.

2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2015.

For	16,359,200
Against	94
Abstain	82,000

Shareholders ratified the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal year ending January 3, 2015.

3. Approval on an advisory basis of the named executive officer compensation for fiscal 2013.

For	14,760,328
Against	88,147
Abstain	352,144
Broker Non-votes	1,240,675

Shareholders approved named executive officer compensation for the fiscal year ending December 28, 2013.

4. To approve the Company's Annual Incentive Plan for the purpose of complying with Section 162(m) of the Internal Revenue Code.

For	14,751,939
Against	96,286
Abstain	352,394
Broker Non-votes	1,240,675

Shareholders approved the Company's Annual Incentive Plan.

5. To approve an amendment to the Company's Employee Stock Purchase Plan of 2008 to increase the number of shares available for issuance by 125,000.

For	14,835,514
Against	4,163
Abstain	360,942
Broker Non-votes	1,240,675

Shareholders approved the amendment to increase the number of shares available under the Employee Stock Purchase Plan of 2008 by 125,000.

6. To approve an amendment to the Company's Amended and Restated Bylaws to provide an exclusive Delaware forum for certain litigation and other proceedings.

For	12,078,519
Against	3,035,438
Abstain	86,662
Broker Non-votes	1,240,675

Shareholders approved the amendment to the Company's Amended and Restated Bylaws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

HERITAGE-CRYSTAL CLEAN, INC.

Date: May 6, 2014	By: /s/ Mark DeVita Title: Chief Financial Officer